Date:  February 21, 1995




     Robert C. Jaudes (as Chairman of the Board, President and Chief Executive Officer of Laclede Gas Company), and Robert J. Carroll (as Senior Vice President - Finance of Laclede Gas Company), pursuant to resolutions adopted by the Board of Directors on August 28, 1986, which resolutions, among other things, granted to any two executive officers who hold one of the following offices: Chairman of the Board; President; Executive Vice President; or Senior Vice President; the authority to amend any or all of the benefit plans and/or related trust agreements of the Company (collectively the "Plans") to the extent such amendments deal with changes necessary or appropriate: (1) to comply with, or obtain the benefit of, applicable laws and/or regulations, as amended from time to time; (2) to reflect minor or routine administrative factors; (3) to clarify the meaning of any of the provisions of the Plans; and/or (4) to evidence changes in then existing Plans to reflect the interrelationship thereof with newly adopted Plans or amendments to Plans, which newly adopted Plans or amendments affect the terms of such other then existing Plans; do hereby amend the Employees' Retirement Plan of Laclede Gas Company - Management Employees as set forth in the attached exhibit, such amendment to be effectuated and evidenced by our signatures on said exhibit.































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

              AMENDMENTS TO THE EMPLOYEES' RETIREMENT PLAN OF
                LACLEDE GAS COMPANY - MANAGEMENT EMPLOYEES



1. Article I is amended to add subsections 36. through 39. to Section 1.1, effective January 1, 1993, as follows:

"36. "Internal Revenue Code" or "Code" means the United States Internal Revenue Code of 1986, as amended (Title 26 of the United States
      Code). All references to specific sections of the Internal Revenue Code shall be deemed to be references to such sections as they may be amended or superseded, and to the corresponding sections or provisions, if any, of any subsequent United States Internal Revenue Code, as appropriate at the time or reference.

37. "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Employee, Designated Beneficiary, Designated Dependent, or QDRO Payee. However, an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the Employee, Designated Dependent and/or QDRO Payee, as applicable; any minimum distribution required under Code Section 401(a)(9); and similar items designated by the Commissioner of the Internal Revenue Service.

38. "Eligible Retirement Plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
      Section 403(a), or a qualified trust described in Code Section 401(a), that accepts an Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

39. "QDRO Payee" means an alternate payee under a qualified domestic relations order as defined by Code Section 414(p)."

2. The Title of Article IV is changed to read "OPTIONAL FORMS OF RETIREMENT ALLOWANCES, CONTINUATION OF RETIREMENT ALLOWANCES TO DESIGNATED DEPENDENT AND DISTRIBUTIONS TO QDRO PAYEE", effective January 1, 1993.















                                  Page 45

3. Article IV is amended to add Section 4.6, effective January 1, 1993, as follows:

"Section 4.6 - Eligible Rollover Distributions
An Employee, Designated Beneficiary, Designated Dependent, or QDRO Payee who will receive an Eligible Rollover Distribution from the Plan may instruct the Retirement Board to make a direct rollover of such distribution to an Eligible Retirement Plan. The Retirement Board will establish procedures and will provide forms to receive the necessary information to accomplish the rollover. An Eligible Rollover Distribution which is at least $500 may be split so that a portion is received and the remainder is rolled over into one Eligible Retirement Plan."

4.    Effective September 1, 1989, the last sentence of subsection (h) of
Section 15.7 is amended as follows:

"As of September 1, 1989, the plans which could be considered part of the Aggregation Group are:

      (1) Employees' Retirement Plan of Laclede Gas Company - Management Employees;

      (2)   Employees' Retirement Plan of Laclede Gas Company - Contract
            Employees;

      (3)   The Laclede Gas Company Salary Deferral Savings Plan;

      (4)   The Laclede Gas Company Wage Deferral Savings Plan;

      (5) Missouri Natural Gas Division of Laclede Gas Company Retirement Income Plan;

      (6)   Missouri Natural Gas Division of Laclede Gas Company Savings
            Plan;

      (7)   Missouri Natural Gas Division of Laclede Gas Company Dual
            Savings Plan."




                                           ROBERT C. JAUDES
                                           -------------------------------
                                           Title:  Chairman, President and
                                                   Chief Executive Officer



                                           ROBERT J. CARROLL
                                           ------------------------------
                                           Title:  Senior Vice President -
                                                   Finance





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